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                                                                  Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Commerce Bancorp, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 1996 included in Independence Bancorp's Form 10-K as of December 31, 1995 and our report dated January 21, 1997 on the consolidated financial statements of Independence Bancorp, Inc. as of December 31, 1996 included in Commerce Bancorp, Inc.'s Form 8-K/A dated March 31, 1997 and to all references to our firm included in or made a part of this Registration Statement.



                                                          ARTHUR ANDERSEN LLP


Roseland, New Jersey
June 2, 1997